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                                   EXHIBIT 7

                          SHAREHOLDER VOTING AGREEMENT

         This Shareholder Voting Agreement ("Agreement") is made and entered into as of November 1, 1999, by and between THOMAS A. GUST and WILLIAM M. RYCHEL (each a "Shareholder," and collectively the "Shareholders"), each of whom is shareholder of Tekgraf, Inc., a Georgia corporation (the
"Corporation").

     Each Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of the number of shares of the Class A Common Stock, $.001 par value (the "Class A Stock") of the Corporation and the Class B Common Stock, $.001 par value of the Corporation (the "Class B Stock") indicated beside each Shareholder's name on the signature page (such shares of Class A Stock and Class B Stock being hereinafter referred to as the "Shares"). Management of the Corporation has proposed that all outstanding Class B Stock be reclassified into Class A Stock on a one-to-one basis, which reclassification would be submitted to the shareholders of the Corporation for their approval (the "Reclassification"). If so submitted, the Reclassification must be approved by the affirmative vote of a majority of the votes entitled to be cast by holders of Class A Stock and by holders of Class B Stock, voting as separate voting groups, as well as the affirmative vote of a majority of the votes entitled to be cast by holders of Class A Stock and Class B Stock voting together as a voting group. The Shareholders acknowledge that certain benefits would accrue to them and to the other shareholders of the Corporation were the Reclassification to occur, and each Shareholder desires that the other Shareholder enter into this Agreement to insure that as many of the Shares as possible are voted in favor of the Reclassification if it is presented to the shareholders for approval.

         THEREFORE, in consideration of the benefits accruing to each Shareholder as a result of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.      Agreement to Vote Shares.

        1.1  Agreement To Vote Shares.

            (a) At every meeting of the shareholders of the Corporation at which the Reclassification is submitted for approval, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Corporation with respect to the Reclassification, each Shareholder shall cause such Shareholder's Shares to be voted, or such action to be taken or approval given, in favor of the Reclassification.

            (b) Each Shareholder understands that the Reclassification may be effected by an amendment to the Corporation's Articles of Incorporation, or by other corporate actions submitted to the shareholders for approval, and each Shareholder acknowledges that he will cause his Shares to be voted in accordance with the preceding subsection (a) in any way recommended by the Corporation's Board of Directors as necessary or appropriate to effect the Reclassification.


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            (c)  Each Shareholder also agrees to vote the Shares against, and refrain from taking any other action with respect to, any proposal to any of the shareholders of the Corporation which if approved could prevent or delay the implementation of the Recapitalization.

        1.2 Additional Securities. For purposes of this Agreement, the term "Shares" shall be deemed to include any other securities of the Corporation that the Shareholder currently or hereafter owns or controls that are then entitled to vote, including, but not limited to, common stock and preferred stock. The Shareholders agree that any securities that they purchase or receive, or with respect to which they otherwise acquire beneficial ownership after the execution of this Agreement by reason of or on account of their ownership of the Shares, including any securities of a corporation that survives a merger with the Corporation or to which substantially all of the Corporation's assets are transferred, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2. Irrevocable Proxy. Concurrently with the execution of this Agreement, each Shareholder agrees to deliver to the other a proxy, substantially in the form attached hereto as Exhibit A (the "Proxy"), appointing the other as an attorney-in-fact and proxy of the Shareholder with respect to the Shares, which Proxy shall be irrevocable to the fullest extent permitted by law. If the Proxy becomes ineffective for any reason, the Shareholders shall immediately execute a substitute proxy that is effective, and during any period that the Proxy is not in effect, the Shareholders agree to attend all meetings of shareholders, and to vote their Shares and take all other actions as provided in Section 1 hereof. A copy of each executed Proxy shall be submitted to the Corporation.

3. Representations And Warranties Of The Shareholder. Each Shareholder represents and warrants that such Shareholder (i) is the beneficial owner of the Shares, which as of the date hereof are free and clear of any liens, encumbrances or security interests of any kind; (ii) does not beneficially own any shares of capital stock of the Corporation other than the Shares; and (iii) has absolute and unrestricted power, capacity and authority to make, enter into and perform the obligations imposed pursuant to the terms of this Agreement.

4. Additional Documents. Each Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary to carry out the intent of this Agreement.

5. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) an agreement of the parties that the Agreement shall terminate, or (ii) the fifth anniversary of the date of this Agreement.

6.      Miscellaneous.

        6.1 Severability. If any term, provision, covenant or restriction of this Agreement or the Proxy is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement and/or the Proxy, as the case may be, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        6.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the


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             rights, interests or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties. Each Shareholder further agrees not to transfer any Class B Stock now owned or hereafter acquired by such Shareholder unless the transferee thereof agrees in writing to be bound by the terms of this Agreement. Except as otherwise specifically provided herein, any attempted assignment of Class B Stock by a Shareholder without such an agreement by the intended transferee shall be null and void.

        6.3 Merger or Sale of Assets. Upon the merger of the Corporation or the transfer of substantially all of the assets of the Corporation (the surviving entity of such a merger or the transferee of such assets, as applicable, being hereinafter referred to as the "Surviving Entity"), this Agreement shall continue in full force and effect with respect to the Surviving Entity and all securities of the Surviving Entity acquired by the Shareholders. If requested by a Shareholder, the other Shareholder will execute a new shareholder voting agreement and irrevocable proxy with respect to the securities of the Surviving Entity, although the execution of such an agreement or proxy shall not be required for this Agreement and the Proxy to continue in full force and effect.

        6.4 Legend. Upon execution of this Agreement, the Shareholders shall submit their certificates representing the shares of Class B Stock to the Corporation so that the Corporation may add the following legend:

             THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS OF, AND RESTRICTIONS ON TRANSFER IMPOSED BY, A SHAREHOLDER VOTING AGREEMENT DATED AS OF NOVEMBER 1, 1999 AND AN IRREVOCABLE PROXY, CONTAINING AN IRREVOCABLE APPOINTMENT OF A PROXY, OF EVEN DATE THEREWITH, COPIES OF BOTH OF WHICH ARE ON FILE AT THE CORPORATION.

             Each Shareholder hereby authorizes the Corporation to take such steps as may be necessary to insure that such legend is added to such certificates, including but not limited to issuing instructions to that effect to the transfer agent for the Shares.

        6.5 Amendments and Modification. This Agreement may not be amended or supplemented except in writing by the parties hereto.


        6.6 Specific Performance; Injunctive Relief. The parties hereto acknowledge that each Shareholder will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of a Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to a Shareholder upon any such violation, each Shareholder shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available at law or in equity.

        6.7 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered (i) five (5) days after deposit in the United States mail, prepaid, by certified mail, with return receipt requested;
             (ii) when delivered personally; (iii) one (1) day after delivery to a nationally-recognized overnight courier; or (iv) when transmitted by fax with telephone confirmation of receipt if a copy is concurrently transmitted by U.S. mail or overnight courier as stated above; in all cases, if applicable, with delivery prepaid and addressed to the party to be notified to the address set forth beneath each Shareholder's signature below, or to such other


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             address and fax number of which a party has given notice to the other party as provided in this Section 6.7.

        6.8  Governing Law.

            (a) This agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Georgia.

            (b) The parties intend for this Agreement to constitute a voting agreement under Section 14-2-731 of the Georgia Business Corporation Code.

            (c) The Corporation and the Shareholders irrevocably consent to the exclusive jurisdiction and venue of the courts of any county in the State of Georgia and the United States District Court for the Northern District of Georgia, in any judicial proceeding brought to enforce this Agreement. The parties agree that any forum other than the State of Georgia is an inconvenient forum and that a lawsuit (or non-compulsory counterclaim) brought by one party against another party, in a court of any jurisdiction other than the State of Georgia should be forthwith dismissed or transferred to a court located in the State of Georgia.

        6.9 Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the voting of the securities referred to herein, and supersedes all prior negotiations and understandings between the parties with respect to the voting of the securities referred to herein.

        6.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

        6.11 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


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SIGNATURES

The parties have executed and delivered this Agreement on the date stated on the first page.


Number of Shares Beneficially Owned:              /s/ Thomas A. Gust
                                                 -----------------------------
                                                 Thomas A. Gust
Class A Common:       40,216                     200 North Fairway Drive
Class B Common:       376,625                    Suite 202
                                                 Vernon Hills, IL  60061


Number of Shares Beneficially Owned:              /s/ William M. Rychel
                                                 -----------------------------
                                                 William M. Rychel
Class A Common:       117,893                    980 Corporate Woods Parkway
Class B Common:       284,942                    Vernon Hills, IL  60061




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CUSIP No. 879102101

                                                                       EXHIBIT A



                               IRREVOCABLE PROXY


     The undersigned, each being a shareholder of Tekgraf, Inc., a Georgia corporation (the "Corporation"), hereby irrevocably appoints the other undersigned shareholder as his attorney-in-fact and proxy, with full power of substitution and resubstitution, to the full extent of each of the undersigned's rights with respect to the shares of capital stock of the Corporation beneficially owned by the undersigned, which shares are listed beside each of the undersigned's signatures below, and any other securities of the Corporation that the undersigned currently or hereafter own or control that are then entitled to vote, including shares or securities of another corporation issued to the undersigned in connection with a merger of the Corporation or the transfer of substantially all of the Corporation's assets (all of such shares and other securities being referred to as the "Shares"), to vote the Shares for the purposes stated in Section 1.1 of the Shareholder Voting Agreement dated as of the date hereof between the undersigned shareholders (the "Voting Agreement"). Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares, and any of them, are hereby revoked. The undersigned Shareholder hereby agrees that he will not give any subsequent proxies with respect to the Shares without the express prior written consent of the other undersigned Shareholder.

     This proxy is granted pursuant to the Voting Agreement and is granted in consideration of the benefits accruing to the undersigned from the Voting Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. This proxy is coupled with an interest and is irrevocable. The attorney-in-fact and proxy named above will be empowered to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) at every annual, special or adjourned meeting of the shareholders of Corporation, and in every written consent in lieu of such a meeting, or otherwise, for the purposes stated in Section 1.1 of the Voting Agreement. This proxy shall terminate and shall have not further force or effect as of the earlier to occur of (i) an agreement of all the undersigned that the proxy shall terminate, or (ii) the fifth anniversary of the date hereof.

     Any obligation of the undersigned hereunder shall be binding upon the successors, representatives and assigns of the undersigned.


Dated: November 1, 1999



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CUSIP No. 879102101

Number of Shares Beneficially Owned:             /s/
                                                 -----------------------------
Class A Common:        40,216                    Thomas A. Gust
Class B Common:       376,625                    200 North Fairway Drive
                                                 Suite 202
                                                 Vernon Hills, IL  60061



Number of Shares Beneficially Owned:             /s/
                                                 -----------------------------
Class A Common:       117,893                    William M. Rychel
Class B Common:       284,942                    980 Corporate Woods Parkway
                                                 Vernon Hills, IL  60061


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